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                                                                    Exhibit 99.1



      RESTORATION HARDWARE ANNOUNCES HOLIDAY COMPARABLE STORE SALES UP 6.9%

CORTE MADERA, Calif., Jan. 9/PRNewswire/ -- Restoration Hardware, Inc. (Nasdaq:
RSTO) today announced net sales for the nine weeks ended January 5, 2002.

Holiday sales were $121.6 million, an increase of 8.9% from sales of $111.7 million for the same period a year ago. Comparable store sales for the 9-week holiday period increased 6.9% versus the prior year. For the fiscal 2000 holiday season, same store sales increased 5.7%. Sales for our direct-to-customer division (catalog and e-commerce) for the 2001 Holiday period increased 52.3% as compared to the same period of fiscal 2000.

Gary Friedman, the Company's Chief Executive Officer, noted "We are extremely pleased with our holiday sales results, and believe they validate the changes we are making in the Company. As previously communicated, in fiscal 2001 we have focused on repositioning the business. With continuing transitional activities in January, we look forward to entering fiscal 2002 with a strong balance sheet and improved liquidity that will enable us to execute our strategy. We are on track for the remodel of our stores in March of 2002, the launch of our new, redesigned catalog and the introduction of our proprietary premium-positioned home textiles collection in April. We are more optimistic than ever about the potential of the Restoration Hardware brand."

As of January 5, 2002, the Company operated 104 retail stores in 31 states, the District of Columbia and in Canada. In the first quarter of fiscal 2002, the Company will open one store in Raleigh-Durham, North Carolina, in March.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company's classic and authentic American point of view. Restoration Hardware sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve known and unknown risks. Such forward-looking statements include statements as to the company's plans to open additional stores, remodel existing stores and launch new collections, redesign the catalog, the status of the company's balance sheet and liquidity and other statements containing words such as "believes," "anticipates," "estimates," "expects," "may," "intends," and words of similar import or statements of management's opinion. These forward-looking statements and assumptions involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or our achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, changes in economic or business conditions in general, changes in product supply, changes in the competitive environment in which the company operates, competition for and the availability of sites for new stores, changes in the company's management information needs, changes in customer needs and expectations and governmental actions and other factors detailed in the company's filings with the Securities

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and Exchange Commission including its recent filings on Forms 10-K, 10-Q and
8-K, including those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the captions "Results of Operations", "Liquidity and Capital Resources" and "Factors that May Affect Future Results." The company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.



CONTACT:
Kevin Shahan, Vice President and Chief Financial Officer
Restoration Hardware, Inc.
415-924-1005
fax: 415-945-4679